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                                                      Exhibit (4) (xviii)

                                                      EXECUTION COPY





                        FIFTH AMENDMENT (this "Fifth Amendment") dated as of
            November 30, 1999 to the Amended and Restated Credit Agreement dated as of January 31, 1997 (as amended, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby), among American Standard Companies Inc. ("Holding"); American Standard Inc. ("ASI"); the Subsidiaries of ASI listed in
            Schedule I thereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions party thereto (the "Lenders"); The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); Citibank, N.A., as Documentation Agent (the "Documentation Agent"); and The Bank of Nova Scotia and Nationsbank, N.A., as Co-Syndication Agents (the "Co-Syndication Agents" and, together with the Documentation Agent and the Administrative Agent, the "Agents").


            ASI, Holding and the Subsidiary Borrowers have requested that the Required Lenders (i) consent to the sale by ASI of its Medical Systems Business,
(ii) agree to amend the definitions of "Reorganization" and "Restricted Group" in the Fourth Amendment and (iii) amend Section 6.06 of the Credit Agreement. The undersigned Lenders and the Agents are willing to grant such consent and agree to such amendments on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

            (a) For purposes of this Fifth Amendment, the following terms shall have the meanings set forth below:

            "Fourth Amendment" shall mean the Fourth Amendment dated as of December 22, 1998, to the Credit Agreement.

            "Medical Systems Business Sale" shall mean the sale to one or more third parties in one or more transactions approved by ASI's Board of Directors of, whether by means of the sale of capital stock or assets, or both, of (a) ASI's Medical Systems Segment (as described in Holding's Annual Report on Form 10-K for the year ended December 31, 1998) and (b) Meretek Diagnotics, Inc.

ARTICLE II. AMENDMENTS TO CREDIT AGREEMENT

            SECTION 2.01. Amendment of Section 1.01 of the Credit Agreement.
Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their appropriate alphabetical order:

            ""Attributable Debt" shall mean, on any date, the aggregate rental or similar payments, however denominated, made or to be made under any Synthetic Lease during the fiscal year in progress on such date multiplied by eight."


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            "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered indebtedness for borrowed money for Federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes."

            SECTION 2.02. Amendment to Section 6.06 of the Credit Agreement.
Section 6.06 of the Credit Agreement is hereby amended by replacing Section 6.06 in its entirety with the following:

            "SECTION 6.06. Synthetic Leases. Permit the aggregate Attributable Debt in respect of all Synthetic Leases for which ASI and its Subsidiaries are liable (whether directly, under any Guarantee or other suretyship arrangement or otherwise) at any time to exceed $100,000,000."

ARTICLE III. CONSENT TO MEDICAL SYSTEMS BUSINESS SALE

            Pursuant to Section 6.02(a)(ii)(1) of the Credit Agreement, the undersigned Lenders hereby consent to the Medical Systems Business Sale, provided that such sale is conducted in compliance with clauses (2) through (5) of Section 6.02(a)(ii) of the Credit Agreement.


ARTICLE IV. AMENDMENTS TO FOURTH AMENDMENT RELATING TO REORGANIZATION

            SECTION 4.01. Amendment of Certain Definitions. The definitions of "Reorganization", "Restricted Group" and "Spin-Off" in the Fourth Amendment are hereby amended to read as follows:

            ""Reorganization" shall mean a series of transactions, all of which shall be completed no later than January 15, 2000, pursuant to which (a) ASI will effect the following transactions in the following order: (i) each of WABCO Company, Webbco Inc. and WABCO Inc. will merge with and into Webbco Inc., which upon effectiveness of the merger will be renamed WABCO Co., (ii) ASI will transfer all of its trademarks, tradenames, service marks and other similar intellectual property and related rights to ASII, and ASI and ASII will enter into territorial licenses which permit ASI and its subsidiaries to use all of the foregoing intellectual property in the United States, (iii) WABCO Co., Standard Sanitary Manufacturing Company, It Holdings Inc., Trane Hellas, Inc. and The Trane Company will merge with and into ASII, (iv) ASI will transfer the subsidiaries listed on Schedule I hereto to ASII, (v) WABCO Standard Trane Holdings, Inc. will merge with and into ASII and (vi) ASI will distribute the capital stock of ASII to Holding, all with the result that the corporate structure of Holding and its subsidiaries will be as set forth in Schedule II hereto and (b) all Liens on any capital stock existing under the Security Documents and all Guarantees under the Guarantee Documents will remain in full force and effect notwithstanding the transfer of the capital stock of any Guarantor, grantor or pledged entity.

            "Restricted Group" shall mean each of ASII, Trane Export Inc. and The Trane Company.

            "Spin-Off" shall mean the consummation of the transaction described in clause (a)(vi) of the definition of Reorganization."


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            SECTION 4.02.   Amendment of Certain Conditions.   Section 5.02
of the Fourth Amendment is hereby amended by the deletion of paragraphs (d) and (e) thereof and by the amendment of paragraph (i) thereof to read as follows:

            "(i) Each Credit Party involved in the Reorganization shall have executed and delivered an instrument satisfactory to the Administrative Agent acknowledging the continued effectiveness at all times after the completion of the Spin-Off of all existing pledges and guarantees under the Security Documents and the Guarantee Documents as pledges securing or guarantees of the Obligations (including any future advances under the Credit Documents), and ASII shall have undertaken the obligations of a pledgor under the Security Documents with respect to all equity interests of Subsidiaries owned by it following the Reorganization; and"

            SECTION 4.03.   Amendment of Section 6.18 of Credit Agreement.
Section 6.18 of the Credit Agreement is hereby amended to read as follows:

            "SECTION 6.18. Restricted Group. Holding covenants and agrees that it shall cause each member of the Restricted Group (a) to engage only in those activities in which such member was engaged (or in which Subsidiaries merged into such member pursuant to the Reorganization were engaged) immediately prior to the Spin-Off; provided, that such member may also serve as a holding company for Foreign Subsidiaries engaged in businesses not inconsistent with Section 6.17, (b) except in the case of ASII, to continue at all times to be at least a direct Designated Subsidiary of ASII with the remaining capital stock owned by another Designated Subsidiary and (c) not to incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness outstanding on the date of the Fourth Amendment (including the Obligations) and (ii) Indebtedness owed to Holding, ASI or a Domestic Subsidiary of ASI that is evidenced by one or more promissory notes that are pledged as security for the Obligations under a Pledge Agreement in form and substance satisfactory to the Administrative Agent."


ARTICLE IV. REPRESENTATIONS AND WARRANTIES

            Each of Holding, ASI and the other Borrowers hereby represents and warrants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each Lender and the Administrative Agent that this Amendment (a) has been duly authorized, executed and delivered by Holding, ASI and each other Borrower or Credit Party and constitutes the legal, valid and binding obligation of each such person enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, and (b) will not conflict in any respect material to the rights or interests of the Lenders with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under, or result in a required prepayment of, or (other than as permitted by the Credit Agreement as amended hereby or as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien


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upon any of the properties or assets of any Credit Party or any of its
Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it may be subject.


ARTICLE V. EFFECTIVENESS

            The consent provided for in Article II hereof and the amendments provided for in Article III hereof shall become effective on the date (the "Effective Date") on which the following conditions precedent shall have been satisfied:

            (a) the signature lines at the foot of this Amendment shall have been executed by the Required Lenders;

            (b) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement insofar as such conditions precedent relate to ASI and its subsidiaries; and

            (c) all legal matters incidental to this Fifth Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

ARTICLE VI. MISCELLANEOUS

            SECTION 6.01.  Further Assurances Relating to the
Reorganization. (a) Holding agrees that promptly upon the consummation of the Spin-Off and pursuant to Section 5.11 of the Credit Agreement, it will grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the capital stock of ASII pursuant to a Supplemental Securities Pledge Agreement, together with undated stock powers.

            (b) Each of Holding, ASII and ASI confirms that, pursuant to Section
5.11 of the Credit Agreement, it will, and that it will cause any Subsidiary to, pledge to the Administrative Agent all shares of capital stock of any Subsidiary that it did not own prior to the commencement of the Reorganization and that it owns upon completion of the Spin-Off.

            (c) Each of Holding, ASI and ASII agrees that, from time to time at the request of the Administrative Agent or the Required Lenders, it will promptly deliver a detailed, written report on the status of the Reorganization and take such actions as the Administrative Agent or the Required Lenders may request to perfect or maintain the Liens or maintain the Guarantees contemplated by the Credit Agreement, as amended by the Fourth Amendment and this Fifth Amendment.

            SECTION 6.02. APPLICABLE LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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            SECTION 6.03. Expenses. ASI shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Fifth Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent. The agreement set forth in this Section 6.03 shall survive the termination of the Credit Agreement.

            SECTION 6.04. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.









                           [Intentionally Left Blank]


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            IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                    AMERICAN STANDARD COMPANIES INC.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    AMERICAN STANDARD INC.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    AMERICAN STANDARD CREDIT INC.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    WABCO STANDARD GMBH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    AMERICAN STANDARD (UK) CO.,

                                    by ____________________________________
                                       Name:
                                       Title:


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                                    STANDARD EUROPE, a European Economic
                                      Interest Grouping,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    WABCO STANDARD TRANE INC.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    WABCO STANDARD TRANE B.V.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE CHASE MANHATTAN BANK, individually
                                    and as Administrative Agent,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    CITIBANK, N.A., individually and as
                                    Documentation Agent,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE BANK OF NOVA SCOTIA, individually and as Co-Syndication Agent,

                                    by ____________________________________
                                       Name:
                                       Title:


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                                    BANK OF AMERICA, N.A., individually and
                                    as Co-Syndication Agent,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    BANKERS TRUST COMPANY,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    NATIONSBANK, N.A., individually and as
                                    Co-Syndication Agent,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN
                                    ISLANDS BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK,

                                    by ____________________________________
                                       Name:
                                       Title:


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                                                                               9

                                    PARIBAS,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    by ____________________________________
                                       Name:
                                       Title:


                                    CIBC INC.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    CIBC WOOD GUNDY plc,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                    EUROPEENNE,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    by ____________________________________
                                       Name:
                                       Title:

                                    CREDIT LYONNAIS NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE LONG TERM CREDIT BANK OF JAPAN, LIMITED,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE SANWA BANK LIMITED, NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE SUMITOMO BANK, LTD.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE TORONTO-DOMINION BANK,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    ABN AMRO BANK N.V., NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    by ____________________________________
                                       Name:
                                       Title:



                                    ALLIED IRISH BANK plc, CAYMAN ISLANDS
                                    BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    by ____________________________________
                                       Name:
                                       Title:

                                    ARAB BANKING CORPORATION,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:



                                    by ____________________________________
                                       Name:
                                       Title:

                                    BANK OF MONTREAL,


                                    by ____________________________________
                                       Name:
                                       Title:


                                    BANK OF SCOTLAND,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                    NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    CREDIT AGRICOLE INDOSUEZ,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    UNICREDITO ITALIANO, SpA,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    by ____________________________________
                                       Name:
                                       Title:


                                    FLEET NATIONAL BANK,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    LLOYDS BANK, PLC,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    by ____________________________________
                                       Name:
                                       Title:


                                    MERITA BANK Plc.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    by ____________________________________
                                       Name:
                                       Title:


                                    NATIONAL CITY BANK,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE ROYAL BANK OF SCOTLAND plc,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE SAKURA BANK, LIMITED,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    SOCIETE GENERALE, NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    COMERICA BANK,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    ERSTE BANK,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    FIRST UNION NATIONAL BANK,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    STANDARD CHARTERED BANK,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    by ____________________________________
                                       Name:
                                       Title:

                                    THE SUMITOMO TRUST AND BANKING CO., LTD.,
                                    NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    THE TOKAI BANK, LIMITED, NEW YORK BRANCH,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    UNITED STATES NATIONAL BANK OF OREGON,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    UNION BANK OF CALIFORNIA, N.A.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    BAYERISCHE HYPO -- und VEREINSBANK AG,
                                    New York Branch,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    THE DAI-ICHI KANGYO BANK, LIMITED,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    FUJI BANK LIMITED,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    TOYO TRUST & BANKING CO., LTD.,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    NATEXIS BANQUE BFCE,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    MARINE MIDLAND BANK, N.A.

                                    by ____________________________________
                                       Name:
                                       Title:


                                    CANADIAN IMPERIAL BANK OF COMMERCE,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    DRESDNER BANK AG,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    FIRSTTRUST BANK,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    GENERAL ELECTRIC CAPIAL CORPORATION,

                                    by ____________________________________
                                       Name:
                                       Title:


                                    HSBC BANK USA,

                                    by ____________________________________
                                       Name:
                                       Title:

                                    WEBSTER BANK,

                                    by ____________________________________
                                       Name:
                                       Title:


Accepted and Acknowledged as of the
date first above written:


AMERICAN STANDARD INTERNATIONAL, INC.,

by ____________________________________
   Name:
   Title:


STANDARD SANITARY
MANUFACTURING COMPANY,

by ____________________________________
   Name:
   Title:


THE TRANE COMPANY,

by ____________________________________
   Name:
   Title:


TRANE EXPORT INC.,

by ____________________________________
   Name:
   Title:


TRANE WABCO COMPANY,

by ____________________________________
   Name:
   Title:


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WABCO STANDARD TRANE
HOLDINGS INC.,

by ____________________________________
   Name:
   Title: